Exhibit 5.1



                                February 1, 2002



Eaton Vance Corp.
The Eaton Vance Building
255 State St, Boston, MA 02109

                       Re: Registration Statement on Form S-3
                           Registration No. 333-73080

Ladies and Gentlemen:

         You have requested our opinion, as special counsel to Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with the issuance of shares (the "Shares") of the Company's Non-Voting Common Stock, $0.0078125 par value per share, that are deliverable upon exchange of Liquid Yield Option(TM) Notes due 2031 (the "LYONS"), which were issued by Eaton Vance Management pursuant to an Indenture, dated as of August 13, 2001 between Eaton Vance Management and The Chase Manhattan Bank, as trustee (the "Indenture"). The Shares are being registered by the Company pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, and are to be offered and sold by certain selling stockholders of the Company from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company is validly existing as a corporation and in good standing under the laws of the State of Maryland.

                  2. The Shares issuable exchange of the LYONS have been duly authorized and reserved and, when delivered upon such exchange in accordance with the terms of the LYONs and the Indenture, will be validly issued, fully paid and non-assessable.



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TM Trademark of Merrill Lynch & Co., Inc.

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Eaton Vance Corp.
February 1, 2002
Page 2


         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Prospectus.


                                            Very truly yours,


                                             /s/ Kirkpatrick & Lockhart LLP
                                            ------------------------------------
                                            Kirkpatrick & Lockhart LLP

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